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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of The TJX Companies, Inc. on Form S-8 our reports dated March 3, 1998 on our audits of the financial statements of The TJX Companies, Inc. as of January 31, 1998 and January 25, 1997 and for the years ended January 31, 1998, January 25, 1997 and January 27, 1996 which reports are included in or incorporated by reference in the Annual Report on Form 10-K of The TJX Companies, Inc. for the fiscal year ended January 31, 1998.


                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP
                                        Boston, Massachusetts
                                        September 10, 1998





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